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                                                                   EXHIBIT 23.2



The Board of Directors
Bell & Howell Operating Company:


We consent to the use of our reports included in this registration statement on Form S-4 of Bell & Howell Operating Company and to the reference to our firm under the heading "Experts" in the prospectus.

                                        KPMG Peat Marwick LLP


Chicago, Illinois
September 24, 1997